UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2026

INNOVIVA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30319	94-3265960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1350 Old Bayshore Highway,

Suite 400

Burlingame, California

94010

(650) 238-9600

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	INVA	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders held on May 4, 2026 (the “Meeting”), the stockholders of Innoviva, Inc. (“Innoviva”) elected five members to our board of directors, each for a one-year term expiring at the annual meeting of stockholders in 2027, as follows:

Members	Number of Shares Voted For	Number of Shares Voted Against or Abstained	Broker Non-Votes
Derek Small	56,752,327	2,485,600	6,809,010
Mark A. DiPaolo, Esq.	50,072,119	9,165,808	6,809,010
Jules Haimovitz	56,834,625	2,403,302	6,809,010
Sarah J. Schlesinger, M.D.	53,509,479	5,728,448	6,809,010
Pavel Raifeld	58,880,013	357,914	6,809,010

At the Meeting, our stockholders next approved on a non-binding advisory basis, Innoviva’s executive compensation. The vote for such approval was 56,243,880 shares for, 2,836,001 shares against, 158,046 shares abstaining, and 6,809,010 shares of broker non-votes.

Also at the Meeting, our stockholders next ratified the selection by the Audit Committee of the Board of Directors of Innoviva of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. The vote for such ratification was 66,008,453 shares for, 16,574 shares against, 21,910 shares abstaining and 0 broker non-votes.

At the Meeting, our stockholders also approved Innoviva’s 2026 Equity Incentive Plan. The vote for such approval was 55,435,111 shares for, 3,766,788 shares against, 36,028 shares abstaining, and 6,809,010 shares of broker non-votes.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVIVA, INC.

Date: May 4, 2026	By:	/s/ Pavel Raifeld
Pavel Raifeld
Chief Executive Officer